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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

Nikola Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38495 (Commission File Number)	82-4151153 (I.R.S. Employer Identification No.)

4141 E Broadway Road Phoenix, AZ (Address of principal executive offices)	85040 (Zip Code)

(480) 666-1038
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	NKLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

        On July 17, 2020, Nikola Corporation (f/k/a VectoIQ Acquisition Corp.) (the "Company") and certain of its stockholders (the "Holders") entered into Amendment No. 1 (the "Amendment") to that Certain Registration Rights and Lock-Up Agreement, dated June 3, 2020, by and between the Company and the Holders ("Agreement"). The Agreement provides the Holders with certain registration rights with respect to certain of the securities held by the Holders and provides that such securities are to be locked-up for a period of time following the closing of the Company's business combination, which occurred on June 3, 2020 (the "Closing"), subject to certain exceptions. The Agreement originally provided that the securities held by certain entities controlled by Trevor R. Milton, the Company's Executive Chairman, and Mark Russell, the Company's Chief Executive Officer, would be locked-up for one year following the Closing, subject to exceptions permitting certain pledges of stock and certain limited sales, including the sale of up to $70.0 million of the Company's common stock, $0.0001 par value per share (the "Common Stock") commencing 180 days after the Closing.

        Pursuant to the Amendment, the securities held by M&M Residual, LLC, over which Trevor R. Milton has voting control, and T&M Residual, LLC, over which Mr. Milton has voting control and Mark A. Russell has dispositive power, (each, a "Founder Entity") will now be locked up for 180 days after the Closing; provided that, each Founder Entity may transfer up to 16% of the shares held by such entity (the "Cap") only to the extent necessary to enable such shares to be pledged as security or collateral in connection with indebtedness incurred by such Founder Entity solely for the purpose of purchasing additional shares of Common Stock. Furthermore, each Founder Entity may transfer shares of Common Stock in excess of the Cap solely for the purposes of repaying indebtedness incurred by such Founder Entity that was used exclusively to purchase shares of Common Stock as permitted in the preceding proviso that cannot be satisfied with the pledged shares of Common Stock (but only if such repayment of indebtedness is made on the maturity of such indebtedness, to satisfy a margin call by the lender or if otherwise required by the lender thereof).

        The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which was attached as hereto as Exhibit 4.1 and incorporated herein by reference.

        Entities affiliated with Trevor R. Milton have expressed an intent to purchase shares of Common Stock in one or a series of related private transactions.

Forward-Looking Statements

        This current report on Form 8-K contains forward-looking statements that are not historical facts for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected purchase of shares of Common Stock by entities affiliated with Trevor R. Milton. These statements are based on various assumptions, whether or not identified in this current report on Form 8-K, and on the current expectations of the Company's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to the negotiation of applicable documentation, the satisfaction of conditions to closing of any such purchase or purchases, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets, and the other risks discussed under the heading "Risk Factors" in the current report on Form 8-K filed by the Company on June 8, 2020 and other documents the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

        (d)   Exhibits.

4.1	Amendment No. 1 to Registration Rights and Lock-Up Agreement by and among the Company and certain stockholders of the Company, dated July 17, 2020.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: July 23, 2020

NIKOLA CORPORATION
By:	/s/ Britton M. Worthen Britton M. Worthen Chief Legal Officer and Secretary

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  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE